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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333, 333-50855,
333-50855-01, 333-70273, 333-73223 and 333-83087) and on Form S-8 (File Nos.
33-38249, 33-26970, 333-03975, 333-33999, 333-34001, 333-69323, 333-74397,
333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and 333-95595) of Tyco
International Ltd. of our report dated October 21, 1999, except as to the information presented under the heading "Revision" in Note 1, which is as of June 12, 2000, relating to the Consolidated Financial Statements and Financial Statement Schedule, which appears in this Amendment No. 3 on Form 10-K/A.


                                        PRICEWATERHOUSECOOPERS

Hamilton, Bermuda


June 23, 2000